UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) December 19, 2007
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)
(706) 649-2267
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2007, in connection with the spin-off of Total System Services, Inc. (“TSYS”) shares held by Synovus Financial Corp. (“Synovus”), G. Sanders Griffith, III resigned as Senior Executive Vice President, General Counsel and Secretary of Synovus, effective as of January 1, 2008. Mr. Griffith currently serves as General Counsel and Secretary of TSYS and will continue to serve TSYS as its Senior Executive Vice President, General Counsel and Secretary after the effective date of his resignation from Synovus.

Item 8.01.	Other Events.

On December 19, 2007, Synovus issued a press release announcing the distribution ratio for the spin-off to Synovus’ shareholders of the shares of TSYS common stock currently owned by Synovus. On December 31, 2007, Synovus will distribute .484 of a share of TSYS common stock for each share of Synovus common stock outstanding as of 5:00 p.m. Eastern time on December 18, 2007 (the “Record Date”). A copy of the press release issued by Synovus is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additionally, Synovus announced the mailing of an Information Statement to Synovus shareholders of record as of the Record Date. The Information Statement contains a description of the terms of the spin-off, including the procedures by which TSYS common stock will be distributed, and certain tax consequences of the spin-off. The Information Statement is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Synovus’ press release dated December 19, 2007

99.2	Information Statement dated December 19, 2007

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Synovus has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP.
Dated: December 19, 2007	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Synovus’ press release dated December 19, 2007

99.2	Information Statement dated December 19, 2007